SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: February 13, 2008

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 West 39th Street, Suite 2A, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

(212) 391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On February 13, 2009 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on June 30.

On November 12, 2008 the Registrant acquired the outstanding capital stock of RDX Holdings Limited.  In exchange for the outstanding equity in RDX Holdings, the Registrant issued to the shareholders of RDX Holdings shares equal to 72% of the Registrant’s outstanding capital stock, and the management of RDX Holdings assumed control of the Registrant.  Therefore, RDX Holdings is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of RDX Holdings, which ends on June 30.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2009

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.

By /s/ Fu Qiang

      Fu Qiang, Chief Executive Officer